Execution Version
CONFIDENTIAL

Certain identified information marked with "[***]" has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

SUPPLEMENTARY AGREEMENT TO THE ASSET PURCHASE AGREEMENT
资产购买协议之补充协议

THIS SUPPLEMENTARY AGREEMENT ASSET PURCHASE AGREEMENT (this "**Agreement**") is entered into as of ________________ ("**Effective Date**") in the People's Republic of China ("**China**" or the "**PRC**") by and between:

本资产购买协议之补充协议（"**本协议**"）于________________（"**生效日**"）在中华人民共和国（"**中国**"）由以下各方签署：

(1) **Polestar Automotive China Distribution Co., Ltd.** (**"Seller"**), a limited liability company incorporated under the laws of the PRC (unified social credit code: 91510112MA6D05KT88), having its registered office at No.404, Building 4, Chengdu Logistics Base for Joint Transport (Chengdu Highway Port), No. 325 Jingkai Nansi Road, Chengdu Economic and Technological Development Zone (Longquanyi District), Sichuan Province, China; and

极星汽车销售有限公司（"**卖方**"），一家根据中国法律成立的有限责任公司（统一社会信用代码：91510112MA6D05KT88），注册地址位于四川省成都经济技术开发区（龙泉驿区）经开南四路 325 号成都公水联运物流基地（成都公路口岸）4 楼 404 号；以及

(2) **Polestar Technology (Zhongshan) Co., Ltd.** ("**Buyer**"), a limited liability company incorporated under the laws of the PRC (unified social credit code: 91442000MAD0U8HC29), having its registered office at Guangdong, China.

极星科技（中山）有限公司（"**买方**"），一家根据中国法律成立的有限责任公司（统一社会信用代码：91442000MAD0U8HC29），注册地址位于中国广东。

Seller and Buyer are hereinafter also referred to individually as a "**Party**" and collectively as the "**Parties**".

卖方及买方在下文中被单独称为"**一方**"，合称为"**双方**"。

RECITALS
前言

WHEREAS, Buyer was jointly established by Polestar Automotive (Singapore) Distribution Pte. Ltd and Hubei Xingji Meizu Group Co., Ltd. pursuant to a Shareholders Agreement dated June 19, 2023 ("**Shareholders Agreement**"). According to the Shareholders Agreement, Buyer shall enter into an Asset Purchase Agreement with Seller to purchase certain assets;

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鉴于，买方由 Polestar Automotive (Singapore) Distribution Pte. Ltd 及湖北星纪魅族集团有限公司依据一份于 2023 年 6 月 19 日签署的股东协议（“**股东协议**”）共同设立。根据该股东协议，买方应当与卖方达成一份资产购买协议以购买特定资产；

WHEREAS, Buyer and Seller entered into an Asset Purchase Agreement on _____, 2023 (the “**Asset Purchase Agreement**”), pursuant to which, lease agreements of the stores and facilities listed on Schedule C to the Asset Purchase Agreement shall be assigned by Seller to Buyer after the execution of the Asset Purchase Agreement; and
鉴于，买方与卖方于 2023 年____月_____日签署了一份《资产购买协议》（“**资产购买协议**”），根据该协议，资产购买协议签署后该协议附表 C 所列店铺及设施的租赁协议应由卖方转让给买方；以及

WHEREAS, Seller agrees to sell and transfer, and Buyer agrees to purchase and acquire, the Additional Sold Assets (as defined in Section 2.1 below).
鉴于，卖方同意出售并转让，买方同意购买并取得新增被出售资产（定义见下文第 2.1 条）。

NOW, THEREFORE, the Parties hereby agree as follows:
现双方特此约定如下：

ARTICLE 1 INTERPRETATION
第一条 释义

In this Agreement, unless the context otherwise requires, the following words and expressions will have the following meanings:
在本协议中，除非另有要求，下列词语及表述应当具有如下含义：

“Business Day” means a day on which banks are open for business in the PRC (excluding Saturdays, Sundays, bank holidays and public holidays).
“工作日”是指在中国，银行开门营业的日期（不包括周六、周日、银行假日及公共假日）。

“Contemplated Transactions” means all of the transactions contemplated by this Agreement.
“拟议交易”是指本协议项下所有拟进行的交易。

“**Closing Date**” is defined in Section 4.1 of this Agreement.
“交割日”由本协议第 4.1 条定义。

"**Encumbrance**" means any security interest, pledge, mortgage, lien, transfer restriction, charge, option, easement, claim, right of first refusal or other encumbrance of any kind or any agreement to create any of the foregoing.
"权利负担"是指任何担保物权、质押、抵押、留置、转让限制、押记、期权、地役权、

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权利主张、优先购买权或其他任何种类的权利负担，或由任何协议所设立的上述任何一项权利负担。

"RMB" means the official currency of the PRC.
"人民币"是指中国的法定货币。

"**VAT**" means the value-added tax under the PRC law.
"**增值税**"是指中国法律规定的增值税。

ARTICLE 2 PURCHASE AND SALE OF ASSETS
第二条 资产的购买与出售

2.1 Sale and Transfer of Assets
资产的出售与转让

In accordance with and subject to the provisions of this Agreement, on the Closing Date, Buyer will purchase and acquire from Seller, and Seller will sell, transfer, assign, convey and deliver to Buyer, all of the right, title and interest in or to the following assets, free and clear of all Encumbrances:
根据并受限于本协议的规定，在交割日当日，买方将向卖方购买并取得，卖方将不带有任何权利负担地，向买方出售、转让、出让、让与并交付下列资产的所有权利、权属和权益：

(a) All of the tangible assets owned by Seller as described and listed in Schedule A attached hereto.
本协议所附的附表 A 中所描述并列出的由卖方所有的全部有形资产。

All of these assets listed above to be sold and transferred to Buyer are herein referred to collectively as the "**Additional Sold Assets**."
所有上文所列的被出售及转让给买方的该等资产，在本协议中合称为"**新增被出售资产**"。

2.2 Assignment of Lease Agreements
租赁协议的转让

As quickly as possible after the Effective Date and before the expected Closing Date, the Parties shall use their best efforts to enter into a three-party lease assignment agreement with the relevant landlord for each of the stores and service facilities listed in Schedule B ("**Lease Assignment Agreements**"). Pursuant to these Lease Assignment Agreements, those lease agreements of the stores and facilities listed on Schedule B will be assigned by Seller to Buyer and such assignment shall become effective starting from the Closing Date. If the Parties fail to enter into the Lease Assignment Agreements prior to the Closing Date with respect to certain stores listed in Schedule B, the Parties shall continue to use their best efforts to assign such lease

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agreements as quickly as possible thereafter. To the extent certain lease agreements cannot or has not been assigned to Buyer, Seller shall continue to make rental payments to the relevant landlord under such lease agreements and may seek reimbursement of such rental payments from Buyer pursuant to the Transition Service Agreement which the Parties entered into on _________, 2023(the "**Service Agreement**"), until they are successfully assigned to Buyer. For the avoidance of doubt, the Additional Sold Assets listed in Schedule A shall include all necessary assets to be transferred to the Buyer in connection with the execution of the Lease Assignment Agreements; rental payments made by Seller to the relevant landlord of the stores and service facilities listed in Schedule B shall not be included in the Additional Sold Assets and the Parties mutually agreed to stipulate such rental payments in the Service Agreement instead.

双方应在生效日后尽快，并在预期的交割日前，尽最大努力与相关业主就附表B所列各店铺及服务设施签订三方租赁转让协议（"**租赁转让协议**"）。根据这些租赁转让协议，附表 B 所列店铺及设施的租赁协议将由卖方转让给买方，并且该转让将自交割日起生效。如果双方未能在交割日前就附表 B 中所列的某些店铺签订租赁转让协议，双方应继续尽最大努力在此后尽快转让该等租赁协议。当某些租赁协议不能或尚未转让给买方时，卖方应继续依照该等租赁协议向相关业主支付租金，并可根据双方于 2023 年___月___日签订的《过渡期服务协议》（"**服务协议**"）要求买方偿还该等租金，直到该等租赁协议被成功转让给买方。为免歧义，附表 A 所列的新增被出售资产应包括转签租赁转让协议所必要转让给买方的资产；且卖方根据附表 B 所列各店铺及服务设施向业主先行支付的租金不应被计入新增被出售资产范围，双方将通过服务协议约定该部分租金的支付。

2.3 <u>Assistance in Transfer of Additional Sold Assets</u>

<u>协助转让新增被出售资产</u>

As soon as practical after the Closing Date, subject to Buyer's full performance of all payment obligations hereunder and upon the terms and subject to the conditions set forth in this Agreement, each Party will (and, to the extent applicable, will cause their respective affiliated entities to) use its reasonable best efforts to take, or cause to be taken, all actions, to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, the Contemplated Transactions in accordance with the terms of this Agreement.

在交割日后可行的时间内，在买方全面履行本协议规定的所有付款义务的前提下，根据本协议规定的条款和条件，每一方应尽快（并在适用的范围内促使其各自的关联实体）尽其合理的最大努力，采取或促使采取所有行动以开展或促使开展，以及协助和配合另一方进行所有必要、适当或可取的事项，以依照本协议的条款完成拟议交易并使之生效。

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5 ARTICLE 3 PURCHASE PRICE 第三条 购买价格 3.1 Purchase Price 购买价格 (a) The aggregate purchase price for the Additional Sold Assets will be RMB “[***]” (RMB “[***]”), (exclusive of VAT) (the “Purchase Price”). The VAT- inclusive amount shall be RMB “[***]” (RMB “[***]”. 新增被出售资产的购买价格总计为人民币“[***]”元（人民币“[***]”）(不 含增值税)（“购买价格”）。含增值税金额为人民币“[***]”元（人民币 “[***]”元）。 3.2 Tax 税款 The Buyer and Seller shall bear their respective taxes and fees under the provisions of Chinese laws and regulations. 买卖双方各自承担在中国法律法规的规定下应承担的税费。 3.3 Payment of Purchase Price 购买价格的支付 Within “[***]” Business Days after the Closing Date or such other date as mutually agreed by the Parties, Buyer shall pay Seller the Purchase Price by wire transfer of immediately available funds to a bank account in China designated by Seller. 自交割日后的“[***]”个工作日内，或在双方共同同意的其他日期内，买方应将 即时可用的资金电汇至卖方所指定的中国境内的银行账户，以此向卖方支付购 买价格。 ARTICLE 4 CLOSING 第四条 交割 4.1 Closing 交割 Unless otherwise agreed to in writing by the Parties, the closing of the Contemplated Transactions (the “Closing”) shall take place on the date as mutually agreed by the Parties. The Closing will take place remotely via the electronic exchange of documents and signatures or through such other methods as the Parties agree. The date when the Closing occurs in accordance with this Agreement is herein referred to as the Closing 6 Date (the “Closing Date”). 除非双方另行书面约定，拟议交易的交割（“交割”）应在双方共同同意的日期 内进行。交割将通过以电子方式交换文件和签名，或双方同意的其他方式远程 进行。根据本协议进行交割的日期在本协议中被称为交割日（“交割日”）。 4.2 Delivery by Seller at Closing 交割时卖方的交付 At the Closing, Seller will deliver, and cause to be delivered, to Buyer all original agreements set forth in Schedule B attached hereto, , all copies of tax invoices (i.e., 发 票), customs documents (if any) and other documents or receipts in association with the sale and transfer of the Additional Sold Assets, documents being proof of ownership of the Additional Sold Assets (as applicable), and such other customary instruments of transfer, filings or documents as may be required to give effect to the Contemplated Transactions. 交割时，卖方应向买方交付或促使交付所有本协议附表 B 所列的全部合同原件、 所有税款发票的副本（即发票）、报关文件（如有）及与新增被出售资产的出 售及转让有关的其他相关文件或收据，新增被出售资产的所有权证明文件（如 适用），以及拟议交易生效所需的其他惯常转让文书、备案或文件。 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE SELLER 第五条 卖方的陈述与保证 As of the Effective Date and the Closing Date, the Seller represents and warrants to the Buyer as follows: 截至本协议生效日及交割日，卖方向买方作如下陈述和保证： 5.1 Organization of the Seller; Authority 卖方的组织；权力 The Seller is a limited liability company duly organized, validly existing under the laws of the PRC. The Seller has all requisite power and authority to own and hold the Additional Sold Assets owned or held by it, to carry on its business, and to own or lease and operate its properties as such business is now conducted and such properties are now owned, leased, or operated. The Seller has all requisite power, authority, and capacity to execute and deliver this Agreement and all other agreements, documents, and instruments contemplated hereby and to carry out all actions required of it pursuant to the terms of this Agreement. 卖方是一家根据中华人民共和国法律合法设立、有效存续的有限责任公司。卖 方具有拥有和持有其所拥有或持有的新增被出售资产、以其目前经营业务和拥 有、租赁或运营其财产的方式经营其业务和拥有或租赁及运营其财产所必需的 7 所有权限和权力。卖方具有签署和交付本协议和在此预期的所有其它协议、文 件和文书，以及执行根据本协议要求的所有行为的所有必需的权限、权力和能 力。 5.2 Non-contravention 无违反 Neither the execution and delivery of this Agreement by the Seller nor the consummation of Contemplated Transactions hereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of the Seller (including, without limitation, any of the Additional Sold Assets) pursuant to (a) the Articles of Association of the Seller; (b) any agreement or commitment to which the Seller is a party or by which the Seller or any of its properties (including, without limitation, any of the Additional Sold Assets) is bound, or to which the Seller or any of such properties is subject; or (c) any statute or any judgment, decree, order, regulation, or rule of any court or governmental authority. 卖方对本协议的签署和交付以及本协议项下拟议交易的完成均不会构成对下列 各项的违反或抵触：(a)卖方的章程；(b)卖方作为一方或对卖方或其任何财产(包 括但不限于任何新增被出售资产）具有约束力的任何协议或承诺，或卖方或任 何该等财产须遵守的任何协议或承诺；或(c)任何成文法或任何法院或政府部门 的任何判决、法令、命令、法规或规则，亦不会构成或造成该等协议或承诺项 下的违约，或导致根据该等协议或承诺在卖方的任何财产(包括但不限于任何新 增被出售资产)上设立或施加任何权利负担。 5.3 Title to Additional Sold Assets 对新增被出售资产的所有权 The Seller is the lawful owner of, has good and valid record and marketable title to, and has the full right to sell, convey, transfer, assign, and deliver the Additional Sold Assets, without any restrictions of any kind whatsoever. All of the S Additional old Assets are entirely free and clear of any security interest, liens, charges, options, mortgages, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind, or restrictions against the transfer or assignment thereof. 卖方是新增被出售资产的合法所有人，拥有良好有效的记录及可转让的所有权， 并有充分的权利出售、让与、转让、出让并交付被出售资产，而不存在任何种 类的任何限制。所有新增被出售资产均不存在任何担保权益、留置权、押记、 选择权、抵押、租约（或转租租约）、附条件销售协议、所有权保留协议、任 何种类的权利负担或对转让或让与的限制。。 8 5.4 Compliance to Law 遵守法律 The Seller has complied with, and is in compliance with, (a) all laws, regulations and rules applicable to its business or any of the Additional Sold Assets; (b) all unwaived terms and provisions of all contracts, agreements, and indentures to which the Seller is a party, or by which the Seller or any of the Additional Sold Assets is subject; and (c) its Articles of Association. 卖方已经或正遵守，(a)适用于其业务经营或任何新增被出售资产的所有法律、 法规和规章；(b)卖方作为一方，或卖方或任何新增被出售资产受之控制的所有 合同、协议和契约的所有未放弃的条款和规定；以及(c)卖方的章程。 ARTICLE 6 OTHER PROVISIONS 第六条 其他条款 6.1 Section 6, Section 7.1 of the Asset Purchase Agreement shall apply to this Agreement mutatis mutandis. 资产购买协议的第 6 条及第 7.1 条应作出必要修改后适用于本协议。 6.2 Effectiveness 生效 This Agreement will become effective upon execution and delivery by the Parties. 本协议将自双方签署并交付后生效。 6.3 Amendment 修订 This Agreement may not be amended, modified, or supplemented except upon the execution and delivery of a written agreement executed by the Parties. 除非双方另行签署并交付一份书面协议，本协议不得被修订、修改或补充。 6.4 No Assignment 不可转让 Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any Party without the prior written consent of the other Party. Subject to the foregoing sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. Any purported assignment in contravention of this Section 6.3 will be void and of no force or effect. No assignment of any obligations hereunder will relieve the Parties of any such obligations. 本协议或本协议项下的任何权利、权益或义务，未经另一方事先的书面同意，

一方不得转让。受限于前句规定，本协议将对双方及其各自的继承人以及经许可的受让人具有约束力，并由该等主体作为受益人。任何意在违反本第 6.4 条的转让均无效且不产生约束力或效力。本协议项下任何义务的转让均不免除双方的任何该等义务。

6.5 Counterparts and Language
副本及语言

(a) This Agreement is executed in three original counterparts, each of which when executed will have equal force and effect in law and be deemed as an effective original.
本协议共签署三份文本，每一份文本在被签署后将具有同等法律效力，并被视为一份有效的原件。

(b) This Agreement will be signed and executed in both English and Chinese languages. In case of any discrepancies between the two versions, the English language version will prevail.
本协议将以英文及中文签署。如果该两种文本之间存在任何不一致，则以英文文本为准。

[INTENTIONALLY BLANK]
[以下无正文]

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[Signature page to Supplementary Agreement to the Asset Purchase Agreement]
[资产购买协议之补充协议签字页]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.
兹此为证，双方已促使其正式的授权代表于文首所述日期签署本协议。

Polestar Automotive China Distribution Co., Ltd.
极星汽车销售有限公司

____
Company Seal
公司公章

By: ____ Wu Huijing (吴慧静), General Manager _______________________
签名:
Name:
姓名:
Title:
职位:

[Signature page to Supplementary Agreement to the Asset Purchase Agreement]
[资产购买协议之补充协议签字页]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.
兹此为证，双方已促使其正式的授权代表于文首所述日期签署本协议。

Polestar Technology (Zhongshan) Co., Ltd.
极星科技（中山）有限公司

____
Company Seal
公司公章

By: ______ Shen Ziyu (沈子瑜), Legal Representative ____________________
签名:
Name:
姓名:
Title:
职位:

SCHEDULE A – ADDITIONAL SOLD ASSETS
附表 A – 新增被出售资产

No. 序号	Asset Description 资产描述	Category 分类	Value in CNY (exclusive of VAT) 人民币价值（不含税）
1.	Space Decoration _Hangzhou Shaoxing Road Polestar 极星成都高新	Tangible 有形资产	“[***]”
2.	Space Decoration_Chengdu Gaoxin Polestar 极星杭州绍兴路	Tangible 有形资产	“[***]”
3.	Aftersales tools 售后工具	Tangible 有形资产	“[***]”
4.	Camera_DJI Action 2_4F3CJBH00ACUST 照相机_DJI Action 2_4F3CJBH00ACUST	Tangible 有形资产	“[***]”
5.	Space iPad （19units） 门店苹果平板（19 台）	Tangible 有形资产	“[***]”
总计: Total:			“[***]”

SCHEDULE B - STORES / SERVICE FACILITIES TO BE TRANSFERRED

附表 B – 待转让店铺/服务设施

序号	Space 门店	城市	地址	状态 （截至 2023 年 10 月 18 日）
1	Polestar 万菱汇	"[***]"	"[***]"	"[***]"
2	Polestar 深圳 Halo	"[***]"	"[***]"	"[***]"
3	Polestar 北京芳古园	"[***]"	"[***]"	"[***]"
4	Polestar 广州丰兴广场	"[***]"	"[***]"	"[***]"
5	Polestar 深圳前海壹方城	"[***]"	"[***]"	"[***]"
6	Polestar 广州悦汇城	"[***]"	"[***]"	"[***]"
7	Polestar 深圳卓悦中心	"[***]"	"[***]"	"[***]"
8	Polestar 上海前滩 L+Plaza	"[***]"	"[***]"	"[***]"
9	Polestar 重庆协信城	"[***]"	"[***]"	"[***]"
10	其他"[***]"项目。